Exhibit 23.2

                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1MEF of our reports dated June 24, 2024, relating to the financial statements and financial highlights of Circle Reserve Fund of BlackRock FundsSM (the “Fund”), appearing in Registration Statement No. 333-286310 on Form S-1 of Circle Internet Group, Inc., for the years ended April 30, 2024 and April 30, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 4, 2025